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                                Exhibit 23(e)

                          CONSENT OF ESKEW & GRESHAM, PSC
                              INDEPENDENT AUDITORS


The Board of Directors
FGC Holding Company

        We consent to the use of our report dated February 11, 1994 on the consolidated financial statements of FGC Holding Company and Subsidiary as of December 31, 1992, and for the year then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                              /s/ Eskew & Gresham, PSC



February 17, 1994
Louisville, Kentucky